Exhibit 99.1
Health Catalyst Reports Fourth Quarter and Year End 2025 Results
SALT LAKE CITY, UT, March 12, 2026 — Health Catalyst, Inc. (“Health Catalyst,” Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter and year ended December 31, 2025.
“We closed 2025 with solid performance across our business, including total revenue of $311.1 million and Adjusted EBITDA of $41.4 million,” said Ben Albert, CEO of Health Catalyst “In 2026, we are focused on the future and on positioning Health Catalyst for long‑term success. As I continue to assess the business, I see both meaningful opportunities and clear areas where we must improve. I am confident in the strengths that continue to differentiate this company. Our mission, our people, and our core capabilities, grounded in thousands of improvement projects and billions of dollars in validated impact, provide a solid foundation for delivering meaningful value to our clients and shareholders. My priority is to build on these strengths, address our challenges with clarity and discipline, and move the company forward with a renewed sense of focus and execution.”

Financial Highlights for the Three and Twelve Months Ended December 31, 2025
Key Financial Measures

	Three Months Ended December 31,		Year over Year Change	Twelve Months Ended December 31,		Year over Year Change
	2025	2024		2025	2024
GAAP Financial Measures:	(in thousands, except percentages)			(in thousands, except percentages)
Total revenue	$74,679	$79,606	(6)%	$311,136	$306,584	1%
Gross profit	$31,385	$28,618	10%	$120,356	$114,503	5%
Gross margin	42.0%	35.9%		38.7%	37.3%
Net loss	$(91,025)	$(20,673)	(340)%	$(177,974)	$(69,502)	(156)%
Non-GAAP Financial Measures:(1)
Adjusted Gross Profit	$39,962	$37,121	8%	$159,107	$149,533	6%
Adjusted Gross Margin	53.5%	46.6%		51.1%	48.8%
Adjusted EBITDA	$13,786	$7,911	74%	$41,408	$26,105	59%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Other Key Metrics

	As of December 31,
	2025	2024
Platform Clients(1)*	162	130

	Year Ended December 31,
	2025	2024
Dollar-based Retention Rate (Tech + TEMS)(2)*	93%	102%
__________________
(1) At the beginning of 2025, we updated the name and definition of this key metric. Platform Clients are defined as: (i) all Platform Clients as of December 31, 2024 under our historical definition (i.e., these clients will be included in our Platform Client count until they cease to have an active subscription as of the end of the period), and (ii) as of January 1, 2025, any technology client that signs contracts with at least $100,000 of incremental total annual recurring revenue (ARR) and non-recurring revenue in a given calendar year, inclusive of clients that come through acquisition if we first begin recognizing revenue for the client post-acquisition and that total ARR and non-recurring revenue exceeds $100,000 in that calendar year, so long as such client maintains an active subscription as of the end of the period. Once a client is designated as a Platform Client, it will continue to be a Platform Client unless it is no longer a client with an active subscription as of the end of the period. Please see our Annual Report on Form 10-K for the year ended December 31, 2025 expected to be filed with the SEC on or about March 12, 2026 for additional information.
(2) Dollar-based Retention Rate (Tech + TEMS) is calculated as of a period end by starting with the sum of the technology ARR and Tech-Enabled Managed Services (TEMS) ARR from our Platform Clients as of the date 12 months prior to such period end (this calculation excludes professional services ARR and non-recurring revenue), calculating the sum of the ARR from these same clients as of the current period end (which includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new Platform Clients added in the current period who were not clients at the beginning of such period; this current period ARR may include acquired ARR from clients that overlap with the Platform Clients in a given calendar year), and then dividing the current period ARR by the prior period ARR. Please see our Annual Report on Form 10-K for the year ended December 31, 2025 expected to be filed with the SEC on or about March 12, 2026 for additional information.
* We anticipate sunsetting our reporting of this metric for 2026 and future years, and we anticipate providing new 2026 growth metrics in lieu of this metric in the future.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the first quarter of 2026, we expect:
•Total revenue between $68 and $70 million, and
•Adjusted EBITDA between $7 and $8 million
We have not provided forward-looking guidance for net loss, the most directly comparable GAAP measure to Adjusted EBITDA, and therefore have not reconciled guidance for Adjusted EBITDA to net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

We are not providing forward-looking guidance for the full year of 2026 at this time due to an ongoing internal strategic and operational review in connection with our CEO transition.

Quarterly Conference Call Details
We will host a conference call to review the results today, Thursday, March 12, 2026, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 343-5172 for U.S. participants, or (203) 518-9856 for international participants, and referencing conference ID “HCATQ425.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst (Nasdaq: HCAT) is a leading provider of data and analytics technology and services that ignite smarter healthcare, lighting the path to measurable clinical, financial, and operational improvement. More than 1,200 organizations worldwide rely on Health Catalyst’s offerings, including our cloud-based technology ecosystem Health Catalyst Ignite™, AI-enabled data and analytics solutions, and expert services to drive meaningful outcomes across hundreds of millions of patient records. Powered by high-value data, standardized measures and registries, and deep healthcare domain expertise, Ignite helps organizations transform complex information into actionable insights. Backed by a multi-decade mission and a proven track record of delivering billions of dollars in measurable results, Health Catalyst continues to serve as the catalyst for massive, measurable, data-informed healthcare improvement and innovation.

Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our and our CEO’s social media accounts such as LinkedIn (https://www.linkedin.com/in/ben-albert-0a763b1/ and https://www.linkedin.com/company/healthcatalyst/), in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, our growth strategies, our strategic priorities, and our financial outlook for Q1 2026. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners, clients reducing or eliminating their spend with us, client churn or down-selling in connection with the migration to Ignite or otherwise; (v) fluctuations in our project-based, non-recurring revenue, (vi) macroeconomic challenges (including high inflationary and/or high interest rate environments, tariffs, or market volatility and measures taken in response thereto), natural disasters or any new public health crises, and regional or global conflicts (including the conflicts in the Middle East); and (vii) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 that was filed with the SEC on November 10, 2025 and the Annual Report on Form 10-K for the year ended December 31, 2025 expected to be filed with the SEC on or about March 12, 2026. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Consolidated Balance Sheets
(in thousands, except share and per share data)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$50,814	$249,645
Short-term investments	44,918	142,355
Accounts receivable, net	59,128	57,182
Prepaid expenses and other assets	14,447	16,468
Total current assets	169,307	465,650
Property and equipment, net	33,838	29,394
Intangible assets, net	77,678	86,052
Operating lease right-of-use assets	6,640	12,058
Goodwill	209,073	259,759
Other assets	6,107	6,016
Total assets	$502,643	$858,929
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,363	$11,433
Accrued liabilities	18,697	26,340
Deferred revenue	56,107	53,281
Operating lease liabilities	3,779	3,614
Current portion of long-term debt	1,627	231,182
Total current liabilities	89,573	325,850
Long-term debt, net of current portion	151,624	151,178
Deferred revenue, net of current portion	410	249
Operating lease liabilities, net of current portion	14,208	16,291
Other liabilities	798	154
Total liabilities	256,863	493,722

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.001 par value per share, and additional paid-in capital; 500,000,000 shares authorized as of December 31, 2025 and 2024; 72,027,332 and 64,043,799 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1,608,840	1,552,714
Accumulated deficit	(1,364,646)	(1,186,672)
Accumulated other comprehensive income (loss)	1,586	(835)
Total stockholders’ equity	245,780	365,207
Total liabilities and stockholders’ equity	$502,643	$858,929

Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Technology	$51,868	$51,598	$208,277	$194,852
Professional services	22,811	28,008	102,859	111,732
Total revenue	74,679	79,606	311,136	306,584
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)(3)	16,621	18,821	69,741	67,812
Professional services(1)(2)(3)	18,675	26,094	89,720	97,993
Total cost of revenue, excluding depreciation and amortization	35,296	44,915	159,461	165,805
Operating expenses:
Sales and marketing(1)(2)(3)	10,172	11,242	52,477	54,387
Research and development(1)(2)(3)	9,911	15,002	49,770	57,950
General and administrative(1)(2)(3)(4)	11,044	15,681	49,559	56,817
Depreciation and amortization	12,882	10,266	50,500	41,431
Impairment of goodwill and intangible assets	81,454	—	110,223	—
Total operating expenses	125,463	52,191	312,529	210,585
Loss from operations	(86,080)	(17,500)	(160,854)	(69,806)
Interest and other expense, net	(4,566)	(2,548)	(16,404)	637
Loss before income taxes	(90,646)	(20,048)	(177,258)	(69,169)
Income tax provision	379	625	716	333
Net loss	$(91,025)	$(20,673)	$(177,974)	$(69,502)
Net loss per share, basic and diluted	$(1.28)	$(0.33)	$(2.55)	$(1.15)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	70,998	62,377	69,896	60,185
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$103	$494	$822	$1,700
Professional services	466	1,759	3,653	6,041
Sales and marketing	1,077	3,123	7,866	12,120
Research and development	322	2,305	3,743	7,696
General and administrative	2,139	3,131	10,928	12,571
Total	$4,107	$10,812	$27,012	$40,128

(2)    Includes acquisition-related costs, net as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Acquisition-related costs, net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$2	$74	$120	$320
Professional services	8	103	208	433
Sales and marketing	5	53	421	791
Research and development	9	91	366	703
General and administrative	397	4,012	(3,201)	7,817
Total	$421	$4,333	$(2,086)	$10,064
(3)    Includes restructuring costs, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Restructuring costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$837	$79
Professional services	—	—	1,792	181
Sales and marketing	206	—	2,505	449
Research and development	35	—	3,317	443
General and administrative	761	—	1,262	936
Total	$1,002	$—	$9,713	$2,088

(4)     Includes non-recurring lease-related charges, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Non-recurring lease-related charges:	(in thousands)		(in thousands)
General and administrative	$—	$—	$6,900	$2,200

Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(177,974)	$(69,502)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	27,012	40,128
Depreciation and amortization	50,500	41,431
Investment discount and premium accretion	(1,565)	(4,757)
Impairment of long-lived assets	6,900	2,200
Non-cash operating lease expense	2,930	2,685
Provision for expected credit losses	1,503	1,202
Amortization of debt discount, issuance costs, and deferred financing costs	3,725	3,256
Deferred tax provision	81	77
Change in fair value of contingent consideration liabilities	(7,063)	(1,642)
Impairment of goodwill and intangible assets	110,223	—
Other	(429)	141
Change in operating assets and liabilities:
Accounts receivable, net	(1,809)	4,281
Prepaid expenses and other assets	1,569	(50)
Accounts payable, accrued liabilities, and other liabilities	(11,512)	5,581
Deferred revenue	607	(7,012)
Operating lease liabilities	(3,967)	(3,460)
Net cash provided by operating activities	731	14,559
Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	163,948	242,067
Purchases of short-term investments	(65,132)	(168,307)
Capitalization of internal-use software	(19,780)	(14,274)
Acquisition of businesses, net of cash acquired	(41,114)	(80,277)
Purchases of property and equipment	(968)	(1,616)
Purchases of intangible assets	(805)	(508)
Proceeds from the sale of property and equipment	44	13
Net cash provided by (used in) investing activities	36,193	(22,902)
Cash flows from financing activities
Proceeds from issuance of long-term debt, net of issuance costs	—	152,277
Payment of deferred financing costs	—	(2,152)
Repayment of debt	(232,292)	(959)
Proceeds from employee stock purchase plan	1,510	2,411
Proceeds from exercise of stock options	—	169
Repurchase of common stock	(5,000)	—
Net cash (used in) provided by financing activities	(235,782)	151,746
Effect of exchange rate changes on cash and cash equivalents	27	(34)
Net (decrease) increase in cash and cash equivalents	(198,831)	143,369
Cash and cash equivalents at beginning of period	249,645	106,276
Cash and cash equivalents at end of period	$50,814	$249,645

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Net Income, and Adjusted Net Income per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Gross profit is a GAAP financial measure that is calculated as revenue less cost of revenue, including depreciation and amortization of capitalized software development costs and acquired technology. We calculate gross margin as gross profit divided by our revenue. Adjusted Gross Profit is a non-GAAP financial measure that we define as gross profit, adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, and (iv) restructuring costs, as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses.
We present both of these measures for our technology and professional services business. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall profitability.

The following is a reconciliation of our Adjusted Gross Profit and Adjusted Gross Margin, in total and for technology and professional services, to gross profit and gross margin, the most directly comparable financial measures calculated in accordance with GAAP, for the three and twelve months ended December 31, 2025 and 2024:

	Three Months Ended December 31, 2025
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$51,868	$22,811	$74,679
Cost of revenue, excluding depreciation and amortization	(16,621)	(18,675)	(35,296)
Amortization of intangible assets, cost of revenue	(4,581)	—	(4,581)
Depreciation of property and equipment, cost of revenue	(3,417)	—	(3,417)
Gross profit	27,249	4,136	31,385
Gross margin	52.5%	18.1%	42.0%
Add:
Amortization of intangible assets, cost of revenue	4,581	—	4,581
Depreciation of property and equipment, cost of revenue	3,417	—	3,417
Stock-based compensation	103	466	569
Acquisition-related costs, net(1)	2	8	10
Adjusted Gross Profit	$35,352	$4,610	$39,962
Adjusted Gross Margin	68.2%	20.2%	53.5%
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(1) Acquisition-related costs, net include deferred retention expenses attributable to the Upfront, Intraprise, ARMUS, and KPI Ninja acquisitions. For additional details refer to Notes 1, 2, and 7 in our consolidated financial statements.

	Three Months Ended December 31, 2024
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$51,598	$28,008	$79,606
Cost of revenue, excluding depreciation and amortization	(18,821)	(26,094)	(44,915)
Amortization of intangible assets, cost of revenue	(3,455)	—	(3,455)
Depreciation of property and equipment, cost of revenue	(2,618)	—	(2,618)
Gross profit	26,704	1,914	28,618
Gross margin	51.8%	6.8%	35.9%
Add:
Amortization of intangible assets, cost of revenue	3,455	—	3,455
Depreciation of property and equipment, cost of revenue	2,618	—	2,618
Stock-based compensation	494	1,759	2,253
Acquisition-related costs, net(1)	74	103	177
Adjusted Gross Profit	$33,345	$3,776	$37,121
Adjusted Gross Margin	64.6%	13.5%	46.6%
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(1)Acquisition-related costs, net include deferred retention expenses following the Lumeon, Carevive, ARMUS, and KPI Ninja acquisitions. For additional details refer to Notes 1, 2, and 7 in our consolidated financial statements.

	Twelve Months Ended December 31, 2025
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$208,277	$102,859	$311,136
Cost of revenue, excluding depreciation and amortization	(69,741)	(89,720)	(159,461)
Amortization of intangible assets, cost of revenue	(18,588)	—	(18,588)
Depreciation of property and equipment, cost of revenue	(12,731)	—	(12,731)
Gross profit	107,217	13,139	120,356
Gross margin	51.5%	12.8%	38.7%
Add:
Amortization of intangible assets, cost of revenue	18,588	—	18,588
Depreciation of property and equipment, cost of revenue	12,731	—	12,731
Stock-based compensation	822	3,653	4,475
Acquisition-related costs, net(1)	120	208	328
Restructuring costs(2)	837	1,792	2,629
Adjusted Gross Profit	$140,315	$18,792	$159,107
Adjusted Gross Margin	67.4%	18.3%	51.1%
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(1) Acquisition-related costs, net include deferred retention expenses attributable to the Upfront, Intraprise, ARMUS, and KPI Ninja acquisitions. For additional details refer to Notes 1, 2, and 7 in our consolidated financial statements.
(2) Restructuring costs include severance and other team member costs from workforce reductions and restructuring. For additional details refer to Note 11 in our consolidated financial statements.

	Twelve Months Ended December 31, 2024
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$194,852	$111,732	$306,584
Cost of revenue, excluding depreciation and amortization	(67,812)	(97,993)	(165,805)
Amortization of intangible assets, cost of revenue	(16,150)	—	(16,150)
Depreciation of property and equipment, cost of revenue	(10,126)	—	(10,126)
Gross profit	100,764	13,739	114,503
Gross margin	51.7%	12.3%	37.3%
Add:
Amortization of intangible assets, cost of revenue	16,150	—	16,150
Depreciation of property and equipment, cost of revenue	10,126	—	10,126
Stock-based compensation	1,700	6,041	7,741
Acquisition-related costs, net(1)	320	433	753
Restructuring costs(2)	79	181	260
Adjusted Gross Profit	$129,139	$20,394	$149,533
Adjusted Gross Margin	66.3%	18.3%	48.8%
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(1)Acquisition-related costs, net include deferred retention expenses attributable to the Lumeon, Carevive, ARMUS, and KPI Ninja acquisitions. For additional details refer to Notes 1, 2, and 7 in our consolidated financial statements.
(2)Restructuring costs include severance and other team member costs from workforce reductions and restructuring. For additional details refer to Note 11 in our consolidated financial statements.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other (income) expense, net, (ii) income tax provision (benefit), (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities for potential earn-out payments, (vi) restructuring costs, (vii) impairment of goodwill and intangible assets, and (viii) non-recurring lease-related charges, as applicable. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring costs, impairment of goodwill and intangible assets, and non-recurring lease-related charges, as applicable, allows for more meaningful comparisons between operating results from period to period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for the three and twelve months ended December 31, 2025 and 2024:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Net loss	$(91,025)	$(20,673)	$(177,974)	$(69,502)
Add:
Interest and other (income) expense, net	4,566	2,548	16,404	(637)
Income tax provision	379	625	716	333
Depreciation and amortization	12,882	10,266	50,500	41,431
Stock-based compensation	4,107	10,812	27,012	40,128
Acquisition-related costs, net(1)	421	4,333	(2,086)	10,064
Restructuring costs(2)	1,002	—	9,713	2,088
Impairment of goodwill and intangible assets(3)	81,454	—	110,223	—
Non-recurring lease-related charges(4)	—	—	6,900	2,200
Adjusted EBITDA	$13,786	$7,911	$41,408	$26,105
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(1)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Notes 1, 2, and 7 in our consolidated financial statements.
(2)Restructuring costs include severance and other team member costs from workforce reductions and restructuring, impairment of discontinued capitalized software projects, and other miscellaneous charges. For additional details, refer to Note 11 in our consolidated financial statements.
(3)Impairment of goodwill and intangible assets was recognized as a result of impairment indicators and quantitative tests indicating the fair values of the Technology and the Professional Services reporting units were below their respective carrying values as of June 30, 2025 and December 31, 2025. For additional details, refer to Note 4 in our consolidated financial statements.
(4)Non-recurring lease-related charges includes lease-related impairment charges for the subleased portion of our office space. For additional details refer to Note 9 in our consolidated financial statements.

Adjusted Operating Expenses

Adjusted Operating Expenses is a non-GAAP financial measure that we define as total operating expenses adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities for potential earn-out payments, (iv) impairment of goodwill and intangible assets, (v) restructuring costs, and (vi) non-recurring lease-related charges, as applicable. We view these adjustments to allow for more meaningful comparisons between operating results from period-to-period as these are separate from the core activities that arise in the ordinary course of our business. We believe Adjusted Operating Expenses provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our total operating expenses, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted Operating Expenses, as well as a calculation of total operating expenses and Adjusted Operating Expenses as a percentage of total revenue, for the three and twelve months ended December 31, 2025 and 2024:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Total operating expenses	$125,463	$52,191	$312,529	$210,585
Less:
Depreciation and amortization	(12,882)	(10,266)	(50,500)	(41,431)
Stock-based compensation	(3,538)	(8,559)	(22,537)	(32,387)
Acquisition-related costs, net(1)	(411)	(4,156)	2,414	(9,311)
Impairment of goodwill and intangible assets(2)	(81,454)	—	(110,223)	—
Restructuring costs(3)	(1,002)	—	(7,084)	(1,828)
Non-recurring lease-related charges(4)	—	—	(6,900)	(2,200)
Adjusted Operating Expenses	$26,176	$29,210	$117,699	$123,428
Total operating expenses as a percentage of total revenue	168%	66%	100%	69%
Adjusted Operating Expenses as a percentage of total revenue	35%	37%	38%	40%
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments.
(2)Impairment of goodwill and intangible assets was recognized as a result of impairment indicators and quantitative tests indicating the fair values of the Technology and the Professional Services reporting units were below their respective carrying values as of June 30, 2025 and December 31, 2025. For additional details, refer to Note 4 in our consolidated financial statements.
(3)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 11 in our consolidated financial statements.
(4)Non-recurring lease-related charges include the lease-related impairment charge related to our corporate office space designated for subleasing. For additional details, refer to Note 9 in our consolidated financial statements.

Adjusted Net Income and Adjusted Net Income Per Share

Adjusted Net Income is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities for potential earn-out payments, (iv) impairment of goodwill and intangible assets, (v) restructuring costs, (vi) non-recurring lease-related charges, and (vii) non-cash interest expense related to our convertible senior notes, as applicable. We believe Adjusted Net Income provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted Net Income, for the three and twelve months ended December 31, 2025 and 2024:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(91,025)	$(20,673)	$(177,974)	$(69,502)
Add:
Stock-based compensation	4,107	10,812	27,012	40,128
Amortization of acquired intangibles	8,885	7,029	35,487	28,654
Loss on extinguishment of debt	—	—	—	—
Acquisition-related costs, net(1)	421	4,333	(2,086)	10,064
Impairment of goodwill and intangible assets(2)	81,454	—	110,223	—
Restructuring costs(3)	1,002	—	9,713	2,088
Non-recurring lease-related charges(4)	—	—	6,900	2,200
Non-cash interest expense related to debt	819	1,178	3,725	3,256
Adjusted Net Income	$5,663	$2,679	$13,000	$16,888
Denominator:
Weighted-average number of shares used in calculating net loss per share, basic	70,997,994	62,376,784	69,896,134	60,184,920
Non-GAAP weighted-average effect of dilutive securities	655,353	536,029	440,780	305,370
Non-GAAP weighted-average number of shares used in calculating Adjusted Net Income per share, diluted	71,653,347	62,912,813	70,336,914	60,490,290

Net loss per share, basic and diluted	$(1.28)	$(0.33)	$(2.55)	$(1.15)
Adjusted Net Income per share, basic	$0.08	$0.04	$0.19	$0.28
Adjusted Net Income per share, diluted	$0.08	$0.04	$0.18	$0.28

______________
(1)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, changes in fair value of contingent consideration liabilities for potential earn-out payments, and the deferred tax valuation allowance release from acquisitions. For additional details refer to Notes 1, 2, 7, and 15 in our consolidated financial statements.
(2)Impairment of goodwill and intangible assets was recognized as a result of impairment indicators and quantitative tests indicating the fair values of the Technology and the Professional Services reporting units were below their respective carrying values as of June 30, 2025 and December 31, 2025.For additional details, refer to Note 4 in our consolidated financial statements.
(3)Restructuring costs include severance and other team member costs from workforce reductions, impairment of discontinued capitalized software projects, and other miscellaneous charges. For additional details, refer to Note 11 in our consolidated financial statements.
(4)Includes the lease-related impairment charge for the subleased portion of our corporate headquarters. For additional details refer to Note 9 in our consolidated financial statements.

Health Catalyst Media Contact:
Kathryn Mykleseth
Director of Public Relations and Communications
media@healthcatalyst.com

Health Catalyst Investor Relations Contact:
Matt Hopper
SVP of Finance and Head of Investor Relations
ir@healthcatalyst.com